Exhibit 3.117

ARTICLES OF INCORPORATION

OF

FLORIDA EMERGENCY PARTNERS, INC.

Pursuant to the provisions of Article 3.01 of the Texas Business Corporation Act, the undersigned Incorporator adopts the following Articles of Incorporation:

ARTICLE I

The name of the corporation is Florida Emergency Partners, Inc.

ARTICLE II

The period of duration of the corporation is perpetual.

ARTICLE III

The purpose for which the corporation is organized is to transact any and all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall be authorized to issue is One Thousand (1,000) shares of Common Stock of the par value of one cent ($.01) per share.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VI

The street address of the initial registered office of the corporation is 1212 Guadalupe, Suite 102, Austin, Texas 78701, and the name of the initial registered agent for the corporation at such address is Capitol Corporate Services, Inc.

ARTICLE VII

The initial Board of Directors of the corporation shall consist of three members whose names and addresses are as follows:

Name	Address

Zebulon L. Osborne	141 Waterman Avenue
Mount Dora, Florida 32757

William E. Compton	141 Waterman Avenue
Mount Dora, Florida 32757

Seth D. Ellis	141 Waterman Avenue
Mount Dora, Florida 32757

ARTICLE VIII

The corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities to the fullest extent permitted by the Texas Business Corporation Act, as presently in effect and as may be hereafter amended, and shall have the power to purchase and maintain liability insurance coverage for those persons or make and maintain other arrangements on such persons’ behalf as, and to the fullest extent, permitted by the Texas Business Corporation Act, as presently in effect and as may be hereafter amended.

ARTICLE IX

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in such director’s capacity as a director, except for liability of such director for (1) a breach of such director’s duty of loyalty to the corporation or its shareholders; (2) an act or omission not in goad faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director’s office; or (4) an act or omission for which the liability of such director is expressly provided by an applicable statute. No amendment to or repeal of this Article IX shall apply to or have any effect upon the liability or alleged liability of any director of the corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

ARTICLE X

No shareholder of the corporation shall, by reason of his holding shares of any class of the capital stock of the corporation, have any preemptive or preferential right, other than such preemptive or preferential rights, if any, as the Board of Directors in its discretion may fix, to purchase, subscribe to or otherwise acquire any unissued or treasury shares of any class of the capital stock of the corporation, now or hereafter to he authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, and the Board of Directors may issue shares of any class of the capital stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, without offering any such shares of any class of capital stock of the corporation, either in whole or in part, to the existing shareholders of any class of the capital stock of the corporation.

ARTICLE XI

Cumulative voting by the shareholders of the corporation at any election for directors or upon any other matter is expressly prohibited, and the directors of the corporation shall be elected by plurality vote of the shareholders entitled to vote at such election.

ARTICLE XII

Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not more than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XIII

The undersigned Incorporator, Steven A. Elder, is a natural person of the age of eighteen (18) years or more whose address is 112 E. Pecan Street, Suite 1800, San Antonio, Texas 78205.

EXECUTED this 17 day of June, 1996.

/s/ Steven A. Elder
Steven A. Elder
Incorporator

Office of the Secretary of State	Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF REGISTERED OFFICE OR
REGISTERED AGENT OR BOTH BY A CORPORATION
LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.  The name of the entity is Florida Emergency Partners, Inc.

The entity’s charter/certificate of authority/file number is 0140436700

2.  The registered office address as PRESENTLY shown in the records of the Texas secretary of state is: 1212 Guadalupe, Ste. 102, Austin, TX

3.  A.  The address of the NEW registered office is: (Please provide street address, city, state and zip code.  The address must be in Texas.) c/o C T CORPORATION SYSTEM, 350 N. St. Paul Street, Dallas, TX 75201

OR  B.  The registered office address will not change.

4.  The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is Capitol Corporate Services, Inc.

5.  A.  The name of the NEW registered agent is C T CORPORATION SYSTEM

OR  B.  The registered agent will not change.

6.  Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.  The changes shown above were authorized by:

Business Corporation may select A or B Limited Liability Companies may select D or E
Non-Profit Corporations may select A, B or C Limited Partnerships select F

A. ☐                                       The board of directors; OR

B. ☒                                       An officer of the corporation so authorized by the board of directors; OR

C. ☐                                         The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act

D. ☐                                        Its members

E. ☐                                         Its managers

F. ☐                                         The limited partnership

/s/Joshua Gaines

(Authorized Officer of Corporation) (Authorized Member or Manager of LLC) (General Partner of Limited Partnership)

Joshua Gaines

(TEXAS – 2231 – 12/28/95)

Office of the Secretary of State	Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                                       The name of the entity represented is See Attached List

The entity’s file number is See Attached List

2.                                       The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.) 1212 Guadalupe, Suite 102, Austin, TX 78201

3.                                       The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code.  The address must be in Texas.) 800 Brazos, Suite 1100, Austin, TX 78701

4.                                       Notice of change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Executed on:	November 6, 1998

Capital Corporate Services, Inc.
Name of registered agent

/s/[illegible] Roberts
Signature of registered agent

IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, COMPLETE THE FOLLOWING ACKNOWLEDGEMENT.  AN ACKNOWLEDGEMENT ISNOT REQUIRED IF THE ENTITY IS A CORPORATION OR A LIMITED LIABILITY COMPANY.

State of Texas	§
County of §

This instrument was acknowledged before me on		by
(date)

(name of person acknowledging)

(Notary Seal)

Signature of Notary
Notary Public, State of Texas

Form 401	Statement of Change of Registered Office/Agent
Secretary of State

P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: See Instructions		Filed in the Office of the Secretary of State of Texas Filing #: 140436700 02/20/2006 Document #: 117983280004 Image Generated Electronically for Web Filing

Entity Information

The name of the entity is:

FLORIDA EMERGENCY PARTNERS, INC.

The file number issued to the entity by the secretary of state is: 140436700

The registered agent and registered office of the entity as currently shown on the records of the secretary of state are:

CT CORPORATION SYSTEM

350 N. ST. PAUL STREET, Dallas, TX, USA 75201

Change to Registered Agent/Registered Office

The following changes are made to the registered agent and/or office information of the named entity:

Registered Agent Change

☒A. The new registered agent is an organization (cannot be entity named above) by the name of:

CORPORATION SERVICE COMPANY D/B/A CSC-LAWYERS INCORPORATING SERVICE COMPANY

OR

☐B. The new registered agent is an individual resident of the state whose name is:

Registered Office Change

☒C. The business address of the registered agent and the registered office address is changed to:

701 BRAZOS STREET. SUITE 1050, AUSTIN, TX, USA 78701

The street address of the registered office as stated in this instrument is the same as the registered agent’s business address.

Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

Effectiveness of Filing

☒A. This document becomes effective when the document is filed by the secretary of state.

☐B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	February 20, 2006	RANDY OWEN

Signature and title of authorized
person(s)(see instructions)

FILING OFFICE COPY